UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2015

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

974 Centre Road

Wilmington, Delaware 19805

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2015, the Board of Directors of E. I. du Pont de Nemours and Company (“Company”) appointed Edward D. Breen, age 59, as Chair of the Board and Chief Executive Officer effective November 9, 2015.  Mr. Breen had been serving as Interim Chair and Interim Chief Executive Officer of the Company since October 16, 2015 and, prior to that, as Interim Executive Officer from October 6, 2015.  He joined the Company’s Board of Directors in February 2015.

Mr. Breen has been Chairman, since July 2002, of Tyco International plc, a leading global provider of security products and services, fire detection and suppression products and services and life safety products.  Mr. Breen also served as Chief Executive Officer of Tyco from July 2002 to September 2012. Prior to joining Tyco, Mr. Breen held senior management positions at Motorola, including as President and Chief Operating Officer, and General Instrument Corporation, including as Chairman, President and Chief Executive Officer. Mr. Breen has also served as a director of Comcast Corporation (2005 to 2011 and since 2014).

In connection with his appointment as Interim Executive Officer, effective October 6, 2015, Mr. Breen was granted restricted stock units covering 100,000 shares of the Company’s common stock.  The stock units vest monthly on a ratable basis over up to six months of continued service and vest on a pro-rata daily basis during the final month of service.  The stock units will continue to vest through January 31, 2016 as determined by the Human Resources and Compensation Committee (“Committee”) in accordance with the terms of the award, which permit the Committee to continue vesting through a transition period following appointment of permanent CEO.

The Board of Directors also approved, upon recommendation of the Committee, the following compensation arrangement for Mr. Breen: (1) annual base salary of $1.5 million effective January 1, 2016; (2) target short term incentive award of $2.4 million for the 2016 performance year under the Company’s Equity and Incentive Plan (“EIP”); and (3) target long-term incentive (“LTI”) award of $11.1 million under the EIP.  The LTI award will be delivered in two parts as follows: (1) a grant, effective November 6, 2015, of non-qualified stock options with a grant date fair value of $4.44 million vesting ratably over a period of up to three years of continued service; and (2) a grant of performance-based restricted stock units with a grant date fair value of $6.66 million (“PSUs”).  The PSUs will be issued contemporaneous with the annual LTI grant for the Company’s eligible employees in February 2016 and will cover the three-year performance period beginning January 1, 2016.  Mr. Breen will be entitled to retirement treatment on the LTI award contingent on the Board’s consent to his retirement date and transition plan.  He will also be a Tier I participant in the Company’s Senior Executive Change in Control Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Nicholas C. Fanandakis
Nicholas C. Fanandakis
Executive Vice President and Chief Financial Officer

November 9, 2015